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Commercial Lease

Between

                           Prinzenpark GbR
                           Kanzlerstr. 4
                           40472 Dusseldorf

                           - hereinafter referred to as Lessor -

arid

                           Star Telecommunications
                           Deutschland GmbH
                           BeethovenstraBe 8 - 10
                           60325 Frankfurt/Main

                           - hereinafter referred to as Lessee -

the following 1ease is signed:

                                    SECTION 1
                                 LEASED PROPERTY

1. ACCORDING TO THE GROUND PLAN ATTACHED AS APPENDIX, which forms part of this Lease, Lessor grant Lessee a Lease of the following areas for the establishment of an office Business) within the building Prinzenallee 7, erected on the premises Prinzenallee 5- 21/Hansaallee 101, 40549
         Duesseldorf:

A)       PRINZENALLEE 7, OFFICE AREA ON THE GROUND FLOOR OF APPROX. 1,122.12
         M(2)

B)       PRINZENALLEE 7, OFFICE AREA IN THE BASEMENT OF APPROX. 112,09 M(2)

C)       PRINZENALLEE 7, STORAGE AREA IN THE BASEMENT OF APPROX. 124.76 M(2)

D)       6 PARKING SPACES IN THE UNDERGROUND CAR PARK (NOS. 391 TO 396)

E)       2 PARKING PACES OUTSIDE (NO.29 AND 30)

2. In the ground plans attached AS APPENDIX, the leased areas according to sub-paragraph 1 A) TO C) are marked in red outline and determined by the area between the inside of the demarcation walls of the building, so that possibly existing movable lightweight or partition walls and interior stairs as well as other similar building components are not deducted but regarded as leased area Non-usable traffic areas arid suchlike have been taken into consideration when calculating the amount of rent.

         The areas mentioned in sub-paragraph 1 D) AND E) are determined bindingly by the two parties, so that the location can be taken from plans as well.

         If a later measurement results in deviations of less than 2.5%, none of the two parties shall be entitled to demand an adjustment of rent for this reason.

3. The ground p1an serves exclusively for determining the situation of the Leased Property.

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4.       The Leased Property is provided ACCORDING TO THE GROUND PLAN ATTACHED
         AS APPENDIX, interior works completed.

         Lessor reserves the right of minor alterations which do not interfere with Lessee's business operation or which are advisable on the basis of conditions imposed by the authorities or technical requirements.

         Lessee shall take into account the necessary escape routes when establishing and operating the Leased Property - if necessary according to Lessor's instructions - and to keep them permanently clear for unhindered passage.

         On the occasion of handing over, a handing over protocol shall be prepared. Any possible defects, considerably reducing the Leased Property's suitability for contractual use, are to be listed therein. These defects are to be remedied by Lessor within a reasonable period of time.

         By taking over, Lessee agrees that in other respects, the Leased Property is in a condition suitable for contractual use.

5. To the extent that Lessee requires alterations to the Leased Property exceeding those of the present equipping and of the GROUND PLAN ATTACHED AS APPENDIX, these alterations are subject to Lessor's prior written consent in each individual case Consent may be denied for substantial reasons only. If consent is granted, Lessee may carry out these alterations at its own expense.

         Lessee shall have these works carried out in accordance with Lessor's supervision of works. Lessor is entitled to make its consent dependent on compliance with supplimentary terms.

6 Lessor does not warrant that the leased area have been designed according to ground plan down to the last detail.

7        The carrying capacity of the ceilings is:
         - on the ground floor                        = 500 kg/m(2)
         - on the first floor to upper story          = 350 kg/m(2)
         including Allowance for partition walls,

                                    SECTION 2
                               BEGINNING OF LEASE

1.       The Lease begins on the handing over date, probably on

                                JANUARY 1ST, 1998

2. The contractual relationship shall begin on signing the contract, the Lease on handing over.

3. The construction period required for special facilities and special requests of Lessee is to be regarded as rental period, unless its execution runs parallel to the completion to be effected by Lessor requiring additional time.


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                                    SECTION 3
                                DURATION OF LEASE

1. The Lease is contracted for a duration of ten years. It begins on handing over.

2. LESSOR GRANTS LESSEE THE OPTION TO RENEW THE LEASE FOR ANOTHER FIVE YEARS. LESSEE'S DECLARATION TO EXERCISE ITS RIGHT OF OPTION HAS TO BE RECEIVED BY LESSOR NOT LATER THAN 12 MONTHS PRIOR TO EXPIRY OF THE TENTH YEAR OF CONTRACT. THE DECLARATION MUST BE MADE IN WRITING.

3. WHEN LESSEE REMAINS IN POSSESSION OF THE LEASED PROPERTY AFTER EXPIRY OF THE LEASE, THE LEASE IS NOT TO BE REGARDED AS RENEWED. SECTION 568 GERMAN CIVIL CODE BGB IS NOT APPLICABLE. CONTINUATION OR RENEWAL OF LEASE AFTER ITS TERMINATION MUST BE AGREED IN WRITING.

                                    SECTION 4
                                  CANCELLATION

1.       Lessor is entitled to terminate the Lease without notice, if and when

a) Lessee is in arrears with the payment of rent and/or payment of costs according to Section 6 of this contract despite written reminder, with a sum REACHING the amount of two monthly rents (see Section 6, sub-paragraph 1) or, in the case of incidental expenses, the quarterly payment.

b) Lessee continues to use the property in a manner contrary to the terms of the Lease, or it, Lessee otherwise considerably or lastingly infringes the rights of Lessor or other lessees, or leaves the Property to a third party without authorization, and if it fails to take corrective action despite written caution by registered letter specifying a reasonable time limit.

c) a petition in bankruptcy or for the institution of composition proceedings has been filed with respect to Lessee's assets, or if a petition in bankruptcy is dismissed for lack of assets or if Lessee has otherwise suspended payments or enters into extrajudicial composition proceedings.

d) the contractually agreed type of use is changed without Lessor's consent and no corrective action is taken despite written caution by registered letter specifying a reasonable time limit.

2. LESSEE IS ENTITLED TO TERMINATION OF LEASE WITHOUT NOTICE, PROVIDED LESSOR FAILS TO COMPLY WITH ESSENTIAL CONTRACTUAL OBLIGATIONS DESPITE WRITTEN CAUTION SPECIFYING A REASONABLE TIME LIMIT OR IF CIRCUMSTANCES AS DESCRIBED UNDER SECTION 4, SUBPARAGRAPH 1.C) ARE APPLICABLE TO LESSOR.

3. The notice of termination must be given in writing. It becomes effective on receipt.

4. In the case of premature termination of Lease subject to Lessee's responsibility, Lessee shall be liable for the loss of rent, incidental expenses and other payments for the contractual duration of Lease as well as for any other loss suffered by Lessor due to the premature cancellation of Lease with respect to the Leased area, unless Lessor is indemnified by a new, adequate lease of the rooms. THE COSTS ACCRUED IN THIS RESPECT (IN PARTICULAR INSERTION EXPENSES AND BROKER'S COMMISSION) ARE TO BE BORNE BY LESSEE. LESSOR SHALL MAKE ANY EFFORT TO FIND A SUITABLE NEW LESSEE. IT WILL ACCEPT A NEW LESSEE PRESENTED BY


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         LESSEE, PROVIDED THE NEW LESSEE EQUALS LESSEE WITH RESPECT TO KIND OF
         BUSINESS AND FINANCIAL SOUNDNESS.

                                    SECTION 5
                       OBLIGATIONS ON TERMINATION OF LEASE

1. On termination of Lease on any legal ground whatsoever, Lessee shall return the Leased Property to Lessor in an expertly renovated and cleaned condition, not later than on the last calendar day of the rental period. The obligation to renovate does not refer to normal wear and tear regarding roof and compartment of the Property. IN OTHER RESPECTS, IT ONLY REFERS TO THOSE ITEMS CLASSIFIED AS SUBJECT TO DECORATIVE REPAIRS ACCORDING TO SECTION 28, SUB-PARAGRAPH 4, SENTENCE 5 II OF THE OPERATING AGREEMENT BV (AS AMENDED ON OCT.12, 1990), AND TO CARPETS, IF THESE HAD BEEN PROVIDED BY LESSOR ON MOVE.

2. By the end of the rental period, Lessee shall have removed any installations and structural alterations executed by Lessee prior to or after moving in, and Lessee shall restore the state of the building originally planned or existing. If and to such an extent as allowed by Lessor, Lessee is entitled not to remove installations or structural alterations. In this case, Lessor is entitled to acquire them wholly or in part, against payment of a reasonable compensation. THIS DOES NOT APPLY TO ANY OBJECTS SUBJECT TO LESSOR'S CONTRIBUTION TO EXPENSES ON FITTING OUT UNDER SECTION 17, SUB-PARAGRAPH 1 OF THIS LEASE. The obligation to execute decorative repairs according to Section 10 remains unaffected.

3. Additionally, Lessee shall indemnify for any loss suffered by Lessor due to delayed return of the leased rooms.

4. On Lessor's demand to remove the installations/alterations Lessee is obligated to restore the original condition, or the condition originally agreed, at its own expense, including each and every necessary secondary work.

                                     SECTION
                                   SUBLEASING

1. Lessor is entitled to sublease or sublet the Leased Property subject to Lessor's prior written consent, but only

a) for the same or similar purposes of use, for which the rooms are leased to Lessee and

b) to a sublessee convenient to Lessor. Lessor may reject a sublessee only, if sublessee's person, branch of business or company gives substantial cause for such a rejection.

2. Subleasing for the purpose of a changed use of the Leased Property Acquires Lessor's special written consent.

                                    SECTION 7
                     AMOUNT OF RENT AND INCIDENTAL EXPENSES

1.      The monthly rent for the leased areas shown in Section I amounts to

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 a) approx l,122.l2 m(2)            x DM   27.50 = DM 30,858,30
 b) approx l12.09 m(2)              x DM   20.00 = DM 2,241.80 (offices)
 c) approx l24.76 m(2)              x DM   12.00 = DM 1,497.12 (storage area 1)
 d) 6 parking spaces undergr. c. p. x DM  110.00 = DM 660.00
 e) 2 PARKING SPACES OUTSIDE        x DM   60.00 = DM 120/00
    ---------------------------------------------------------------------------

        total                                    = DM 35,377.22

LESSOR ALLOWS LESSEE THE USE OF THE LEASED PROPERTY FREE OF RENT FOR THE FIRST THREE MONTHS OF LEASE AFTER HANDING OVER (POSSIBLY EARLIER REGARDING PARTIAL AREAS), NOT LONGER, HOWEVER, THAN UNTIL MARCH 31ST, 1998. THE ADVANCE PAYMENT FOR THE OPERATING EXPENSES IS DUE ON HANDING OVER OF THE RESPECTIVE LEASED AREA (INCLUDING PARTIAL AREAS).

2. The incidental expenses listed in the following are not covered by the rent payment:
              real estate and building insurance
              real property tax
              cost of water and waste water
              cleaning expenses streets, paths and squares upkeep of decorative elements and of general green areas including purchasing costs of new plants
              costs of fire alarm and extinguishing systems, safety contrivances of all kinds (if available)
              costs of caretaker or in-house technician costs of house cleaning costs of the heating system including consumption general current, lamps metering and accounting expenses of consumption elevator costs refuse collection - unless separate agreement cost of ventilation, air conditioning equipment
              wide band supply
              upkeep and repair of interior and exterior general areas, except for roof, outer facades and
                 load-bearing elements
                 house management

         Lessee shall bear these costs according to actual consumption or to the corresponding expenses incurred.

         Industrial waste, e.g. office paper, overstepping the mark, is to be removed by Lessee.


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         To the extent that costs are apportioned, Lessee shall be treated as equivalent to the other lessees (applying the same basis for allocation), irrespective of the operating expenses.

         A monthly advance payment of DM 5.50 per M(2) shall be collected for the above mentioned incidental expenses for the offices and the supplementary area. This advance payment is to be effected together with the rent payment. In the case of a change of these incidental expenses or if new real property liens arise, Lessor shall be entitled to reassess the advance payments.

         Settlement of accounts with respect to the advance payments will be effected once a year. If the settlement of accounts shows an overpayment a corresponding credit note in favor of Lessee will be issued. If the costs to be settled exceed the advance payments, Lessor shall claim a corresponding payment. Provided economically justifiable corresponding supply meters are to be installed for the determination of consumption. Unless a direct determination of such costs is possible, Lessee shall be charged with these costs in proportion of its leased area to the overall leased area of the Property. In the case of a breakdown of the metering devices or if such devices do not work properly, Lessor is entitled to allocate costs by way of assessment.

         The accounting documents shall he available for inspection according to Lessor's provisions for one month after dispatch of the settlement of accounts to the lessees.

3. Lessee shall pay a monthly flat charge of 1% of the net rent agreed under Section 7, sub-paragraph 1, for the proportionate administrative expenses.

4. In addition to the rent, any value added tax to the extent assessed and due shall be owed by Lessee. This also applies to incidental and administrative expenses listed above.

                                    SECTION 8
                     PAYMENT OF RENT AND INCIDENTAL EXPENSES

1. The rent and the advance payment for incidental and administrative expenses are to be paid to Lessor or to a person or institution authorized by Lessor for acceptance monthly in advance not later than on the third working day of the respective month. For the first time, these payments are to be effected for the period from the day of handing over the Leased Property.

2. On delay in payment, Lessor is entitled to charge default interest of 4% above the respective discount rate of the Deutsche Bundesbank as well as dunning costs to the extent of DM 5.00 PER REMINDER. The assertion of further damages caused by delay remains unaffected.

3. In the case of partial payments on the part of Lessee, Lessor is entitled to offset according to Section 366 II German Civil Code BGB, irrespective of any statements by Lessee.

4. Lessor shall not pay any interests on advance payments for incidental expenses.

5. THE RETENTION OF PAYMENTS TO BE EFFECTED BY THE PARTIES UNDER THIS CONTRACT AND THEIR OFFSET AGAINST ANY CLAIMS IS EXCLUDED, UNLESS ACKNOWLEDGED OR RECOGNIZED BY DECLARATORY JUDGMENT BY THE OTHER PARTY. LESSEE'S RIGHT TO CLAIM REDUCTION OF RENT REMAINS UNAFFECTED.


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         Lessor's banking connection

         Bayerische Landesbank
         Account no. 58 301
         bank identification no BLZ 700 500 00

                                    SECTION 9
                        RENT ADJUSTMENT / VALUE GUARANTY

1. The tent agreed under Section 6, sub-paragraph 1 is to be considered as fixed until December 31st, 1998. After that date, it shall be increased or reduced in percentages for the following year according to cost-of-living index of an employee's family of four with an average income of the sole breadwinner, as published by the Statistisches Landesamt NRW (Land Statistical Office of North Rhine-Westphalia) on the basis of 1991 = 100 points, with 75 % corresponding to the increase or decrease of the index.

         A FIRST ADJUSTMENT OF RENT WILL BE EFFECTED ON JANUARY 1ST, 1999. THE CHANGE OF INDEX FROM DECEMBER 1997 (BASE INDEX) TO DECEMBER 1998 IS AUTHORITATIVE FOR THIS ADJUSTMENT. SUBSEQUENTLY, THE RENT ADJUSTMENT SHALL BE EFFECTED ON JANUARY 1ST OF EACH YEAR OF LEASE, ALSO ACCORDING TO THE RESPECTIVE CHANGE OF INDICES FROM DECEMBER OF THE PREVIOUS YEAR IN RELATION TO DECEMBER OF THE YEAR BEFORE.

         In the following years of Lease, a corresponding adjustment of rent shall be effected on January 1st, respectively.

2. If in future this adjustment becomes legally impossible for any reason whatsoever, e.g. because this index is no longer officially determined or published or if the connection hereto becomes legally impossible for any reason whatsoever, the contracting parties are bound to come to an agreement on a reasonable adjustment of rent which is permitted by statute and the content of which is economically as similar as possible to the value clause agreed hereunder.

3. The contracting parties are aware of the fact that the legal effect of the above value clause is dependent on the approval by the Land central bank. Lessor will endeavor immediately to obtain such approval. The legal effect of the other provisions of this contract remain unaffected, as long as the approval by the Land central bank has not been obtained or if it is denied. In that ease, the contracting parties are bound to work on a permissible wording in order to achieve a corresponding rent restriction to the development of the cost of living.

                                    SECTION 10
                             MAINTENANCE AND REPAIR

1. On beginning of contract, the leased rooms are handed over to Lessee in a new, perfect condition. Prior to move, any possible defects are recorded in a handing over protocol. During the rental period, the leased rooms are to be kept in a proper unobjectionable condition and are to be treated with care.

2. During the rental period, Lessee shall additionally be responsible for all repairs within the Leased Property caused by its own fault or by inexpert handling (repair, maintenance) and for all the interior decorative repairs. Lessee shall perform expert interior decorative repairs at its own

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         expense at reasonable intervals, not later than every 3 years.

3. Lessee shall remove immediately any damages, he is responsible for. If Lessee fails to comply with this provision within a reasonable period of time, Lessor may have the necessary works executed at Lessee's expense.

4. In the case of damages causing any imminent dangers or in the case of unknown abode of Lessee, a written caution or the fixing of time limit is not required. In such cases, Lessor is entitled to execute damage removal at Lessee's expense.

                                    SECTION 11
                              INSURANCE, LIABILITY

1. Insurance of Lessee's fittings and of stored assets against fire, water, burglary and housebreaking or other damages is within Lessee's responsibility.

2.       In particular, Lessee is liable for the following damages to the Leased
         Property:

a) any damages to the fittings and other objects brought in by Lessee, caused by fire or tap water, including the risks of sewage water and inappropriate penetration of sprinkler water;

b) any personal injury and damage to property to an extent customary in Lessee's line of business

c)       broken glass

d)       any damages resulting from burglary and housebreaking.

3.       Lessee shall effect insurances covering the risks mentioned under a-d.

         Lessor may demand presentation of corresponding insurance policies in regular intervals, including a written declaration by the insurance company confirming that a corresponding examination has not shown a case of underinsurance.

4. Lessor assumes no liability whatsoever for any possible damages to fittings, unless the damage has been NEGLIGENTLY caused by Lessor or by its vicarious agents. LESSOR, HOWEVER, SHALL BE LIABLE FOR ANY DEFECTS, LESSEE IS EXPRESSLY NOT LIABLE FOR ACCORDING TO THE FOLLOWING.

5. In the case of subleasing, Lessee shall indemnify Lessor against any claims to such an extent as such claims against Lessor are excluded for Lessee itself according to the terms of this contract. This also applies to non-contractual foundations for claims.

6. LESSEE IS LIABLE FOR ANY DAMAGES NEGLIGENTLY CAUSED BY ITS FAILURE TO EXERCISE PROPER CARE, INCLUDING WITHOUT LIMITATION, IN PARTICULAR, INEXPERT HANDLING OF SUPPLY PIPES OR DRAINS, TOILETS AND HEATING PLANTS OR OF ELECTRICAL EQUIPMENT WITHIN THE LEASED ROOMS, AND FAILURE TO PROTECT THEM SUFFICIENTLY FROM FROST OR OTHER INFLUENCES. AT ALL EVENTS, OCCLUSIONS OF PIPES ARE TO BE REMOVED BY LESSEE UP TO THE MAIN PIPE AT ITS OWN EXPENSE.


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7.       IN THE SAME WAY, LESSEE IS LIABLE FOR ANY DAMAGES NEGLIGENTLY CAUSED TO
         THE PROPERTY BY ITS EMPLOYEES OR SUBLESSEES. IF SUCH DAMAGE IS CAUSED
         BY LESSEE'S OR SUBLESSEE'S VISITORS OR SUPPLIERS, LESSEE IS LIABLE
         ONLY, IF IT FAILS TO INFORM LESSOR ABOUT THE FULL NAME AND ADDRESS OF THE VISITOR OR SUPPLIER (SPECIFIC EXECUTING PERSON).

         LESSEE SHALL MAINTAIN ANY PIPES AND PLANTS RELATING TO ELECTRICITY, GAS AND SANITATION, LOCKS, BLINDS, AND SIMILAR EQUIPMENT IN A SERVICEABLE CONDITION.

         LESSEE IS FURTHER LIABLE FOR ANY DAMAGE CAUSED BY INEXPERT HANDLING OR WATER, LIGHT AND POWER MAINS, AND FOR ANY DAMAGE TO TOILETS, SANITATION OR HEATING PLANT AS WELL AS VENTILATION, SMOKE ALARMS AND ACOUSTIC EQUIPMENT (IF AVAILABLE) CAUSED BY LEAVING DOORS OPEN, BY STRUCTURAL MEASURE TAKEN BY LESSEE, BY ADVERTISING EQUIPMENT INSTALLED BY LESSEE OR BY FAILURE TO COMPLY WITH THE OTHER OBLIGATIONS ASSUMED BY LESSEE.

         Lessee is liable to Lessor for any damages to buildings, doors, gates, elevators, parking lots, traffic ways etc, caused by delivery traffic and exceeding customary wear and tear.

8. AT ALL EVENTS, LESSOR SHALL REPLACE AT ITS OWN EXPENSE ANY DAMAGED GLASS PANES AND MIRRORS IF NECESSARY, LESSOR SHALL EFFECT A GLASS INSURANCE. NOT CLOSING TOILETS AND SINKS, CAUSING WATER TO FLOW CONTINUOUSLY THROUGH LEAKY VALVES THUS RESULTING IN CONSIDERABLE WATER CONSUMPTION, ARE IMMEDIATELY TO BE REPORTED TO LESSOR. DELAYED REPORTS MAY RESULT IN DAMAGE CLAIMS. ON REQUEST, ANY POSSIBLE CLAIMS AGAINST THIRD PARTIES AT FAULT ARE ASSIGNED TO LESSOR BY LESSEE.

9. Lessee is responsible for not exceeding the indicated carrying capacity of the bearing plate.

10. Lessee shall immediately remove any damages it is responsible for according to the above provisions at its own expense. On Lessee's failure to do so despite written caution and fixing of an appropriate time limit by Lessor, Lessor may have the corresponding work executed at Lessee's expense. In the case of damages causing any imminent dangers or in the case or unknown abode of Lessee, a written caution of fixing of time line is not required.

11. Lessor shall arrange for the examination of plants jointly used by several leases or belonging to the commonly used facilities. Lessor is entitled to sign the appropriate fully comprehensive maintenance agreements. Costs shall be apportioned to the lessees. The required examination of plants exclusively used by Lessee or installed by Lessee is to be arranged for by Lessee at its own expense. Lessee is obligated to observe and comply with each and every statutory or public law provision with respect to its place of business.

12. Plats and components left for Lessee's sole use are to be maintained, attended to and kept up in such a way, that they are returned in a serviceable condition after termination of contract.

                                    SECTION 8
                         PREMATURE TERMINATION OF LEASE

1. Lessor generally agrees to give its consent to annulment of contract in the case that Lessee demands early termination of contract for substantial reasons, provided that

         Lessee presents an equivalent and solvent new lessee with whom a contract of lease is entered into, in which the new lessee succeeds to each and every right and obligation under this contract.

         The new Lessee's use of the Leased Property for other than the previous purposes is subject to Lessor's consent. Lessor may deny such consent, if any non-competitive clauses agreed by Lessor or justified interests of other lessees or the mixture of branches are adverse to such use.

2. Additionally, a precondition for Lessor's consent is that Lessee or the new lessee binds itself by contract with Lessor to bear all the expenses involved in the change of lessee (including commercial agency charges) and finally that Lessee assumes the absolute guaranty for the performance of the financial obligations of the new lessee against Lessor for the time up to the first possible date of termination.

                                    SECTION 13
               STRUCTURAL ALTERATIONS ARID INSTALLATIONS BY LESSEE

1. Prior to and during the rental period, any structural alterations within and outside the leased rooms are subject to Lessor's written consent. Lessee is entitled to install advertising writings or signs in areas of the Leased Property earmarked by Lessor. In order to achieve a uniform design of the overall property, however, Lessee is obligated to have such exterior advertising approved by Lessor in advance. Any possible official permits are required to be obtained in advance by Lessee at its own expense. Even if Lessor grants it consent to structural alterations and installations, Lessee is obligated to remove such installations and to restore the original condition on termination of Lease.

         Subject to Lessor's consent, Lessee may leave any objects affixed to the building to Lessor free of charge. Lessee may also have its company name installed in the entrance area of the building at its own expense, uniform with the other users of the building and in accordance with Lessor (a uniform sign board is planned for all the lessees, divided up into individual signs).

         Lessee is entitled to equip the rooms at its own expense with additional installations and special facilities which are useful and necessary for the performance of its business.

         As soon as possible after completion of the contract, Lessee shall draw up a catalogue with such items and submit it to Lessor for approval. Planning, installation or delivery of Lessee's special facilities is within Lessee's responsibility. In agreement with Lessor's architect, however, it may make use of his expert assistance against payment of a reasonable remuneration,

2. Regarding the electric installations required and ordered by Lessee, which arc subject to VDE/TUV, Lessee is obligated to entrust an expert company. Upon Lessor's demand, Lessee shall present the electricity plans.

                                    SECTION 14
                   REPAIR AND STRUCTURAL ALTERATIONS BY LESSOR

1. Even without Lessee's consent, Lessor may perform any repairs and structural alterations becoming necessary for the maintenance of the building or of the Leased Property, for averting imminent dangers, for the removal of damages or because of other lessees moving in/out.

         This shall also apply to works which are not necessary but useful, as for instance modernization of the building and of the Leased Property. DURING THE FIRST TEN YEARS OF LEASE, A MODERNIZATION OF LESSEE'S ROOMS IS SUBJECT TO LESSEE'S PRIOR CONSENT. Lessee shall maintain accessible the rooms concerned. Lessee must not hinder or delay the execution of the works.

2 Provided Lessee is bound to tolerate the works, it is not entitled to rent reduction nor to exercise a right of retention. Lessor, however, is obligated to have such works executed outside Lessee's usual business hours, if possible, in order to avoid a substantial interference with Lessee's business operation.

                                    SECTION 15
                      JURISDICTION AND PLACE OF PERFORMANCE

1.       Place of jurisdiction and place of performance is Dusseldorf.

                                    SECTION 16
                                SECURITY FOR RENT

1. Lessee shall provide a guaranty to the extent of SIX NET MONTHLY RENTS to provide security for its obligations under this contract. This guaranty may be effected in the form of a bank guaranty issued for an unlimited period of time. On termination of Lease, the security is returned to the full extent, provided this contract of Lease is perfectly fulfilled and all other obligations in connection with this Lease are complied with. Otherwise the security provided shall be set off against Lessor's claims.

         Lessor may demand that the suretyship is increased corresponding to a rent increase as per Section 8 of this contract. Accordingly, the security is to be increased on I4essor's first demand in such a way, that it always matches SIX current net monthly rent payments.

     2. If the security or an appropriate guaranty is not received by Lessor within 14 days after handing over of contract, Lessor is entitled to withdraw from contract after another written caution of 14 days.

                                    SECTION 17
                               SPECIAL CONDITIONS

1. LESSEE IS GRANTED AN ADDITIONAL CONTRIBUTION TO EXPENSES ON FITTING OUT IN THE GROSS AMOUNT OF DM 350,000.00, IN ADDITION TO THE CONVENTIONAL DESIGN.

         THIS CONTRIBUTION MAY BE USED FOR FALSE FLOOR, AIR CONDITIONING IN VARIOUS AREAS, ADDITIONAL STEEL DOORS AND FOR ADDITIONAL LAMPS AND OTHER SPECIAL REQUIREMENTS, WHICH ARE NOT INCLUDED IN THE STANDARD BUILDING SPECIFICATIONS.

2. Lessor assumes the obligation of cleaning the pavement including snow removal and gritting in icy weather of the pavements and pedestrian areas in front of the building, complying with the municipality's provisions. The corresponding expenses will be apportioned to the lessees in accordance with Section 6, sub-paragraph 2.

3. Lessee agrees furthermore to clean windows and window frames regularly. This also applies to sun protection facilities. If cleaning contractors are entrusted with attending to the overall property, Lessee may join such an agreement provided it bears the proportionate expenses.

4 The house regulations attached from part of this Lease and shall be signed by the two parties as well. The legal provisions shall apply supplementary to these terms of contract.

5. Annulment, amendments and supplements to this contract must be made in writing. Any verbal agreements, in particular on cancellation of the written form, are ineffective. EACH PARTY IS ENTITLED TO AFFIX ANY AGREEMENTS ON AMENDMENTS OR SUPPLEMENTS REGARDING THIS LEASE TO THIS DEED.

6. If any provisions of this contract prove to be or become legally ineffective, the validity of the o other provisions of this lease shall remain unaffected. The contracting parties, however, agree to ensure that the ineffective provisions are replaced by other, economically equivalent, effective provisions, if possible.

7.       The following appendices form part of this contract:

a)       BUILDING SPECIFICATIONS DD. OCTOBER 23RD, 1997

b)       GROUND PLANS OF OFFICE AND STORAGE AREA

c)       House regulations

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Dusseldorf                                       Frankfurt, October 31st, 1997

---------------------------                      ---------------------------
Lessor                                           Lessee

  Appendix to the Lease

-------------------------------------------------------------------------------

  HOUSE REGULATIONS

1. Lessee shall handle the leased areas and common rooms with care and instruct its employees accordingly. This applies, in particular, to the interior of the elevators, to the entrance area, and to the handling of mail boxes, the bell system, and of the windows and facilities for the protection against the sun.

2. The building is opened by the janitor at a time to be agreed with the majority of lessees, at 7:00 o'clock in the morning closed at 18:30 in the evening. Lessee or the employee opening the entrance facilities earlier in the morning or later in the evening by means of a key, is obligated to relock these doors.

3. Within its area of lease, Lessee shall provide a sufficient number of ashtrays, in order to avoid burn holes in the carpets. In the general area it has to be taken care that the ashtrays provided are used.

4. Plantings which are only accessible through Lessee's leased area, are to be attended to by Lessee, i.e. regular watering, at least once a week.

5. Any transports of furniture or other, which may require a locking of the elevator, are necessarily to be agreed with the house management in advance and may only be executed in the presence of the competent janitor.

6. The stairwell areas, entrance facilities, basement and outer areas including glass parts are jointly attended to. The respective expenses are apportioned together with the incidental expenses to the individual lessees. Special outer entries (exclusively used by Lessee) are to be maintained and kept free from Snow by Lessee.

7. The usual refuse is collected in a garbage skip and disposed of by the fleet of the municipality of Duesseldorf. Exceptional refuse as for instance larger amounts of paper, are to be disposed of by Lessee itself. If necessary, Lessee shall obtain a paper pressing plant. If several lessees intend to use such a plant together, this may be arranged for by the house management.

Dusseldorf                                    Frankfurt, October 31st, 1997

---------------------------                   -----------------------------
         Lessor                                            Lessee

  Appendix 1 to the Lease

-------------------------------------------------------------------------------
BUILDING SPECIFICATION AS TO DESIGN

GENERAL On the premises Dusseldorf-Heerdt, Prinzewnallee/Hansaallee, several office buildings are constructed, one of them designed as multi-story office building. This refers to the 1st and 2nd phase of construction of an administration center at the corner Prinzewnallee/Hansaallee.

                         Parking lots and a part of the required technical rooms are planned to be housed in the basements.

                         In general, an up-to-date and well-appointed design of unobjectionable workmanship corresponding to the state of the art, to the DIN standards and to VOB (contract procedure for building works) shall be realized, completely serviceable, and in compliance with all the regulations.

FOUNDATION SOIL          Gravel, sand, pressure according to ground certificate

LOAD CAPACITIES          On all office floors, a working load of 350 kg/m(2)
                         including allowance for partition walls is planned, on the ground floor 500 kg/m(2)

PEDESTALS                Reinforced concrete according to static requirements.

TYPE OF CONSTRUCTION     Reinforced concrete framework construction in large
                         grid of 7.50/7.50 m,, made of site-mixed concrete or partly site-mixed concrete. The framework of the building is designed to minimize the number of bearers reducing the rooms.

                         A grid of 1.50 m is planned for the facade so that a division into individual offices of different sizes and connections to partition walls is possible in this grid. Axial measure of individual rooms is 3.00 m, of two-man offices 4.50 m. Open-plan and functional rooms are possible, but will require the ventilating system to be complemented or the installation of an air conditioning plant.

                         Parapets and lintel aprons of solid concrete on the outside assembly units and heat insulation of 10 cm

                         Window units as pivot hung windows in high-quality aluminum/timber work construction (outside aluminum, inside timberwork, sides facing the street equipped with sound-insulating glazing.

                         All the widows can be opened for cleaning and airing. The windows are thermically separated and equipped with special insulating glass

                         The semicircular building is cased by a structural glazing facade of high-quality dark glass.

                         The facade shall be equipped with top-hung sash windows for opening. Parapets consist of single-layer mirror glass as cold facade with high-quality insulation.

                         The window systems consist of insulating glass with shading on the outside (gathering-up shutters for shading, to be operated individually.) and a parapet base with eased heating units or convectors installed behind.

HEIGHT BETWEEN FLOORS

                         1st basement                 3.52 m
                         ground floor                 3.60 m /2.75 m clearance
                         1st to 5th/6th upper floor   3.60 m / 2.75 m clearance

ROOFS All the roofs, except for ceiling of the underground car park are constructed as roofs without vapor barrier insulation with repeated waterproof sheltings, heat insulation and pepple covering. The connections are fixed with connecting two-piece aluminum profiles and sealed.

CEILINGS                 Ceilings of solid reinforced concrete on all floors.
                         The individual office floors shall be equipped with a suspended aluminum sheet grid ceiling consisting of perforated aluminum sheet panels. Elevator anterooms and the entrance area are designed with a suspended gypsum plaster board ceiling with sound protection mats inserted.

FLOORS On the ground floor floating floor with heat insulation according to DIN standards. On the upper floors wash floor with an additional built-in multiple duct in the floor along the windows for future requirements by lessee. All the rooms shall be equipped with an upper floor covering of high-quality, roller chair resistant, antistatic carpeted floor (supposed price DM 36.00/m(2)).

                         The semicircular building shall be equipped with a false floor; 60 mm thick (total construction height:
                         110 mm).

                         All the sanitation rooms and toilets shall be equipped with wall and floor tiles with decorative coloring. The wall tiles are laid from floor to ceiling. The kitchens shall be equipped with a laminate floor covering.

WALLS Outer walls of the basements built with concrete according to static requirements. On the outside insulated from moisture, Sound insulation of not less than 27 dBA.

                         Room partition walls are designed as high-quality, flexible partition wall system with plastic-laminated surface (for each m(2) of leased area, 0.5 m(2) of wall are supplied), with edges and door frames rounded, and with painted solid wooden doors.

                         Lessor provides 0.5 m(2) of office partition wails for each 1 m(2) of leased office space. If this amount exceeds lessee's requirements, no credit note can be issued, as a following lessee may assert its claim to a more comprehensive equipment.

                         The entrance halls will convey a prestigious impression. Glass cloth and natural stone coverings will be used as wall covering.

                         Non load-bearing walls of the basement are constructed as fair-faced brickwork and painted with binder (ceilings as well).

                         Stairwell walls and pillars on the individual floors shall also be equipped with fiber glass wallpaper and painted. This also applies to the inner side of the parapets.

FACADE The facade consists of concrete assembly units, coated white and special steel cord shall serve as railing. The gable sides of the building are covered with glassed granite plates.

DOORS The entrance doors to the floors are provided in glass with door handles made of special steel. Construction according to official conditions. The rooms' internal doors are laminated with white plastic and will have a steel frame. The other doors according to official provision

FITTING Built-in cupboards, furniture and curtains are not part of the fitting provided.

DOMESTIC TECHNIQUE All the installation systems are to be designed to enable a change of rise of the offices without requiring major changes to the basic installation

ELECTRIC INSTALLATION    Supply:  feed line 4 x 16 mm(2) separately for each
                         lessee.

                         DISTRIBUTION: (within the leased area) each lessee obtains its own subdistribution with a connected load of 30 kVA for the electric power supply of lighting and current outlets in the window sill duct or false floor (circular building).

                         A triple window sill duct run (170 mm steel sheet) will be installed under the windows on the office floors. -duct gait 1 and 2 (with front cover of plastic) to provide space for current wall outlets and connector boxes for telephone and EDP. -duct part 3 (with front cover of steel sheet) for the separation of data cables In the circular building) the installation is laid in the false floor.

                         Lessor installs one double current wall outlet for each double window. It is for Lessee to provide connector boxes for telephone and EDP.

                         SWITCHING: Each individual office is equipped with a series switch with a current wall outlet for cleaning purposes.

                         BELL AND COMMUNICATOR SYSTEM: Each lessee obtains one station (entrance/reception) and a bell key button at the entrance of the building, and at the entrance of the leased area) respectively.

                         TELEPHONE: Within the leased area (near the current distribution), a vacancy is provided for the installation of a telephone splitter. Cabling (from main splitter to lessee's splitter) and the number of individual lines is within lessor's responsibility and to be agreed with "Telecom". The space required for cabling is provided in the form of lines and shafts for risers. Ordering, expenses and the overall installation involved in the operation of the telephone system and providing the telephone system is within lessee's responsibility as well.

                         EDP: Ordering expenses and overall installation with respect to the operation of an EDP system is within lessee's responsibility as well.

                         ANTENNA: In the basement of each building, a connection to cable TV is provided.

                         EQUIPOTENTIAL BONDING: In the individual leased areas, near the sub-distribution, there is an equipotential busbar with a NYAF cable of 25 mm. Any expenses and ordering of an equipotential bonding (unless part of domestic technique) and other protective measures (e.g. against excess voltage) and screens of whatever kind, including but not limited to telephone and/or EDP system are generally to be borne by lessee. A lightening protection system exists.

                         STAIRWELL: Continuous safety lighting. Auxiliary lamps are switched on additionally by means of key buttons/ motion detectors. Illumination not less than 100 lux.

FITTINGS Lessor provides 50% of the required large field lamps of 2 x 36 watts and installation according to the grid of the ceiling.

ELEVATORS                The semicircular building houses 4 panoramic
                         elevators located in glass towers. All the office buildings are equipped with amply dimensioned interior elevators. The floors within the elevators arc designed in granite. The walls are sheathed with special steel sheets or a minor wall. Halogen spot lighting is fitted into the ceiling. Elevators are equipped with a special steel railing.

                         At the facade of the tower building, two glazed elevators run freely up and down. The cages are cased with polished special steel sheets or sheathed with a mirror.

                         The floor is covered with granite. Position indicator and control board are sheathed with a special steel covering.

                         Cage doors;
                         Two-part, all-automatic sliding doors.

                         The cages are sheathed with special steel sheets. Cage walls are glazed. Lighting by halogen spots, installed even with the ceiling. The floor is covered with granite Doors and portals are built in with polished special steel sheets. The cages are equipped with a special steel railing.

PORTALS AND ENTRANCES

                         Portals and entrances are constructed as windscreen system, in part two-story, in aluminum flame construction, interior doors of the entrance area as glass-only facilities. The floors of the entrances are to be equipped with a designed granite floor covering with integrated doormat.

STAIRWELLS               Stairwells are designed as stairwells open to the
                         elevator anterooms, allowing an easy,
                         organizationally important connection between the floors

                         Railings are built as architecturally designed special steel railings.

                         The internal stairs are covered with high-quality granite tiles. The escape stairs are covered with high-quality Quarella tiles and steps.

HEATING Heat generation is effected by an all-automatic heating installation with gas-operated low-temperature heating furnaces. The heating system is complemented by a weather dependent flow temperature controller, Staefa with Wilo-pumps. A heat reduction in the night and a weekend program are planned. At each window center line of 1.50 m, modern convectors, equipped with thermostatic valves, are planned to serve as heating units. These heating units dispose of a smooth and elegant front plate, fitting; optically well into these window axis and providing a flexible division of the rooms.

SANITATION               The cold water pipes are designed in copper. In the
                         room of the house connections, a filter is supposed to keep away any penetrating impurities. Current supply lines are laid to the washstands for warm water supply of the lavatory basins. The installation of a no-pressure hot-water apparatus is to be provided by lessee if so required.

                         All the installations are planned in white color Lavatory basins (56 cm), toilet with plastic lid and built-in flushing box. Each washstand is equipped with a mixing faucet with cam type closure, crystal mirror and chromium-plated towel-rails. In each water closet, a coat hook is planned. In the small kitchens on each floor, kitchen supply is provided for. Here again, a current feeding line is planned for a hot-water apparatus.

                         Drainage of the roof is effected by special roof inlets and drain pipes leading into a well drain. From there, through a pipe system in the ground, the rain water trickles away. In the technical and connection rooms, inlets are planned.

VENTILATION              All the rooms are mechanically ventilated. Change of
                         air: approx. triple. Additionally, the offices will be equipped with heating units for static basic heating. All the outgoing air gets out through air evacuation valves, ducts and ventilating devices. In the ventilating device, the residual heat of the outgoing air is used by means of heat recovery. This heat is delivered to the fresh air. Each ventilating device disposes of a heater and a cooler, so that according to the outdoor temperature warmed or cooled air is insufflated through the air valves in the intermediate ceiling.

COOLING An air cooling plant is provided, which guarantees basic cooling (approx. 4 K below outdoor temperature) corresponding to ventilation. Full cooling of the offices can be retrofitted by lessee at lessee's expense, requiring a comparably small effort. For the purpose of such retrofitting or of EDP cooling, cooling water systems are preinstalled on the office floors. The cooling water system is lead up to the individual floors as closed system including recooling plant, pumps and pipe network. At the transfer spot, a later connection of secondary cooling plants is possible at any time.

GROUNDS Parks and gardens with a lot of large trees, numerous bushes, lawns, fountains and works of art in the open countryside, roofs are planted with plants.

    Amended; October 23rd, 1996

    Appendix 2 to the Lease (Additional agreement), Prinzenpark with the company Star Telecommunications Deutschland GmbH

------------------------------------------------------------------------------

         Additionally, Lessor shall assume:

1. False floor of the technical area on the ground floor Prinzenallee 7 at Lessee's choice.

2. The large field lamps (2 x 36 watts) according to the regulations on work places (Arbeitsstatten-Richtlinien) are provided in full and installed by Lessor.

3. On the ground floor to the right, a steel door (cased) is installed and a mobile ramp is provided.

4. As Lessee wishes to bring in its own carpet with its own logo, Lessor shall credit DM 50.00 per m(2). This only refers to the commercial area on the ground floor (not exceeding 300 m(2).

5. A distribution box for the electric installations is supplied and installed.

6.       Lessor guarantees Lessee a grounding of [less than or equal to] 1ohm.

7. Lessor provides Lessee a current supply with 3 phases of 65 KW each, but only until Lessee is provided with an own transformer by the city's department of works (Stadtwerke).

8. With respect to infrastructure suppliers, Lessor allows Lessee that the company ISIS or the Telcom are authorized to perform core drillings, in order to be able to insert supply lines. Lessee is obligated to assume the liability for any damages caused by such core drillings.